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                                                                       EXHIBIT 2




                               LOCK-UP AGREEMENT

         This LOCK-UP AGREEMENT (this "Agreement"), dated as of April 3, 1997, is entered into by and between Sophia Investments Ltd. ("Stockholder"), and International Alliance Services, Inc., a Delaware corporation ("IASI").


                              W I T N E S S E T H:

         WHEREAS, contemporaneously with the delivery of this Agreement, Alliance Holding Corporation ("AHC") and Stockholder are entering into a certain asset and liabilities transfer (the "Transfer Agreement");

         WHEREAS, AHC is transferring (the "Exchange") to Stockholder as part of the transactions contemplated by the Transfer Agreement certain shares (the "Shares") of IASI common stock, $.01 par value per share ("Shares"), and warrants to purchase shares of Common Stock (the "Warrants");

         WHEREAS, the Shares and Warrants were acquired by AHC in a certain transaction between AHC and IASI (the "Merger"), and are subject to a certain lock-up agreement (the "AHC Lock-up") between IASI and AHC dated October 18, 1996 (the "Closing Date");

         WHEREAS, pursuant to the AHC Lock-up the Exchange requires the consent of the Board of Directors of IASI, and as a condition of such consent the Board requires that Stockholder enter into this Agreement;

         WHERAS, as a condition to the Distribution, Stockholder agrees not to make any Transfer (defined herein) of (i) the Shares and Warrants to be acquired by Stockholder in the Distribution and (ii) the shares of Common Stock to be acquired by Stockholder upon exercise of the Warrants (the "Warrant Shares"), except as expressly permitted by this Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Restrictions on Transfer. Stockholder hereby agrees that, without the unanimous consent of the Board of Directors of IASI, it will not, directly or indirectly sell, assign, transfer, pledge (other than by pledge or other grant of a security interest if the pledgee agrees in writing to be bound by the terms of this Agreement) or otherwise dispose of, (collectively, "Transfer"), the Shares, Warrants or Warrant Shares prior to the end of the two-year period following the Closing Date. Notwithstanding the foregoing, at the end of the 180-day period beginning on the Closing Date, Stockholder may thereafter Transfer Shares, Warrants or Warrant Shares, which number in the aggregate, not more than the aggregate of fifteen (15%) percent of the total number of Shares and Warrants received by Stockholder in the Exchange.
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Notwithstanding the foregoing, Stockholder may Transfer the Shares, Warrants or
Warrant Shares: (a) to the persons or entities in the amounts as set forth on Exhibit A hereto, provided that the transferee agrees in writing to be bound by the terms of this Agreement, or (b) to a third party making a cash tender or exchange offer in compliance with Regulations 14D and 14E under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), following the filing with the SEC in compliance with the Exchange Act by IASI of a Recommendation Statement on Schedule 14D-9 pursuant to which IASI affirmatively recommends to the IASI stockholders the acceptance of such cash tender or exchange offer.

         2.      Miscellaneous.

                 2.1 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                 2.2 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but except as otherwise specifically provided, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by any of the parties hereto without the prior written consent of the other.

                 2.3 Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

                 2.4 Specific Performance. The parties hereto acknowledge that IASI will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies which may be available to IASI upon any such violation, IASI shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to IASI at law or in equity.

                 2.5 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and sufficient if delivered in person, by cable, telecopy, telegram or telex, or sent by mail (registered or certified mail, postage prepaid, return receipt requested) to the respective parties as follows:

         If to Stockholder:

         Sophia Management Ltd.
         10055 Sweet Valley Drive
         Valley View, Ohio  44125
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         With a copy to:

         Anne L. Meyers & Associates, L.P.
         2 Summit Park Drive
         Suite 150
         Cleveland, Ohio 44131-2553


         If to IASI:

         International Alliance Services, Inc.
         10055 Sweet Valley Drive
         Valley View, Ohio  44125
         Attention:      President
         Telecopy:       (216) 447-9132

         With a copy to:

         Akin, Gump, Strauss, Hauer & Feld, L.L.P.
         711 Louisiana, Suite 1900
         Houston, Texas  77002
         Attention:      Rick Burdick
         Fax:            (713) 236-0822

or to such other address any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

                 2.6 Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Ohio as applied to contracts entered into solely between residents of, and to be performed entirely in, such state.

                 2.7 Entire Agreement. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matters.

                 2.8 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

                 2.9 Definitions. All capitalized terms used herein shall have the meanings defined in the Merger Agreements, unless otherwise defined herein.

                 2.10 Counterparts. This Agreement shall be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.





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         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the date first above written.


                                       "Stockholder"
                                       SOPHIA MANAGEMENT LTD.



                                       By:
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                                       Printed Name:
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                                       Title:
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                                       IASI
                                       International Alliance Services, Inc.
                                       By:
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                                       Printed Name:
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                                       Title:
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